UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 16, 2025

SAFE AND GREEN DEVELOPMENT CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41581	87-1375590
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

100 Biscayne Blvd., #1201

Miami, FL 33132

(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code: 646-240-4235

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001	SGD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

As of January 16, 2025, Sugar Phase I LLC (“Sugar Phase 1”), a joint venture between Safe and Green Development Corporation (the “Company”) and Properties by Milk & Honey LLC, a Texas limited liability company , acquired twenty-two (22) lots in South Texas (the “Property”) for a purchase price of $440,000 for development of its residential development project (the “Project”). In connection with the acquisition of the Property, Sugar Phase 1 entered into a Loan Agreement, dated as of January 16, 2025 (the “Loan Agreement”), for the periodic draw down of up to $1,092,672.75 in principal amount of loan proceeds to be used for the completion of the construction of the Project, the payment of the lender’s expenses related to the Loan Agreement and the payment of expenses related to the acquisition by Sugar Phase I of the Property. The loan bears interest at the greater of the 1-Month Term Secured Overnight Financing Rate plus 5.710%, as adjusted monthly, or 9.740%, includes a loan origination fee of $23,110, matures on March 12, 2026 and is secured by the Property and other related collateral. The loan is also guaranteed by the Company and Properties by Milk & Honey LLC (each a “Guarantor”) pursuant to an Unconditional Guaranty, dated January 16, 2025 (the “Guaranty”). The obligations of each Guarantor are joint and several. The Guaranty may be enforced against any Guarantor without attempting to collect from Sugar Phase 1, any other Guarantor or any other person, and without attempting to enforce lender’s rights in any of the collateral. The Company, Properties by Milk & Honey LLC and the principals of Properties by Milk & Honey LLC also entered into an Indemnity Agreement, dated January 16, 2025 (the “Indemnity Agreement”), for the benefit of the lender under the Loan Agreement, with respect to the Project’s compliance with Environmental Laws, Hazardous Substances Laws and Building Laws (as such terms are defined in the Indemnity Agreement).

Upon an Event of Default (as defined in the Loan Agreement), which includes, among other things, the failure to make any payment under the loan within 5 days after the date on which such payment is due, the failure by Sugar Phase 1 or any guarantor of the loan to perform any other loan covenant and any applicable cure period for such non-performance has elapsed, the occurrence of an event of default under any secured indebtedness of Sugar Phase 1 or its affiliates to any other lender, Sugar Phase 1 or any guarantor shall become involved in financial difficulties, such as failing generally to pay its debts as they become due, filing a petition under any chapter of the bankruptcy code, or making an assignment for the benefit of creditors, or Sugar Phase 1 defaults in the performance of any contracts related to the Project subject to all applicable notice and cure periods therein, all liabilities of Borrower to the lender may be accelerated and the outstanding principal balance of the loan become immediately due and payable at the lender’s option.

The foregoing descriptions of the Loan Agreement, Guaranty and Indemnity Agreement are qualified in their entirety by reference to the full text of such agreements, copies of which are attached hereto as Exhibits 10.1, 10.2, and 10.3, respectively, and each of which is incorporated herein in its entirety by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit Number	Exhibit Description
10.1*	Loan Agreement, dated January 16, 2025
10.2	Unconditional Guaranty, dated January 16, 2025
10.3	Indemnity Agreement, dated January 16, 2025
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

*	Exhibits and schedules have been omitted pursuant to Items 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish copies of any of the omitted exhibits and schedules upon request by the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Safe and Green Development Corporation
Dated: January 22, 2025
	By:	/s/ Nicolai Brune
	Name:	Nicolai Brune
	Title:	Chief Financial Officer

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